Exhibit 99.1

For Further Information, Contact:

Investor Relations: Todd Friedman or Stacie Bosinoff The Blueshirt Group 415.217.7722 todd@blueshirtgroup.com stacie@blueshirtgroup.com	Corporate Communications: Katie O’Connell RightNow Technologies 925.674.1487 Desk 925.270.6107 Cell koconnell@rightnow.com

RightNow Technologies Announces
Fourth Quarter and Full Year 2008 Financial Results

Company Reports Q4 EPS of $0.02 and Non-GAAP EPS of $0.06

BOZEMAN, Mont. (February 4, 2009) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the fourth quarter and year ended December 31, 2008.  Total revenue was $36.1 million in the fourth quarter of 2008, compared to $30.7 million in the comparable period of 2007, reflecting 18% growth in revenue.

Net income in the fourth quarter of 2008 was $692,000 or $0.02 per share, compared to a net loss of $(3.3) million or $(0.10) per share, in the fourth quarter of 2007.  Non-GAAP net income in the fourth quarter of 2008, which excludes stock-based compensation charges of $1.3 million, was $2.0 million or $0.06 per share, as compared to non-GAAP net loss of $(2.3) million or $(0.07) per share, in the comparable period of 2007.  Additionally, during the fourth quarter, the Company repurchased approximately 1.9 million shares of its common stock under its Board-approved stock repurchase program.

Revenue for the twelve months ended December 31, 2008 was $140.4 million, compared to $112.1 million for the comparable period in 2007, reflecting 25% growth in revenue.

Net loss for the twelve months ended December 31, 2008 was $(7.3) million or $(0.22) per share, as compared to $(18.6) million or $(0.56) per share, for the comparable period in 2007.  Non-GAAP net loss for the twelve months ended December 31, 2008, which excludes stock-based compensation charges of $6.0 million, was $(1.3) million or $(0.04) per share, as compared to non-GAAP net loss of $(13.2) million or $(0.40) per share, for the comparable period in 2007.

RightNow added 59 customers in the fourth quarter and more than 260 new customers for the year.  New, renewed and expanded customer relationships during the fourth quarter of 2008 included Big Brother and Sisters of America, Canon, Cisco, Drugstore.com, Nikon, Orbitz, Prudential Financial, Sam’s Club, Symantec, Social Security Administration, TiVo, and Under Armour.

“In the fourth quarter our sales teams delivered our highest total bookings in any quarter over the past two years, which we believe is a tremendous achievement in the current environment,” stated Greg Gianforte, CEO and founder.  “Our results in Q4, reaffirm my confidence in our team’s ability to deliver, and validates our strategy of helping companies lower costs and retain customers.”

“We’re pleased with a second consecutive quarter of non-GAAP profitability, which was ahead of our guidance and driven by focused expense management,” said Jeff Davison, CFO.  “Our sales teams turned in a great quarter.  Despite the fact total revenue was lowered by a $1.6 million foreign exchange impact, this was our eighth consecutive quarter of operating margin improvement, and a 300 basis point improvement over last quarter.”

Guidance

•	For the full year 2009, the Company expects revenue in the range of $150 to $155 million, with recurring revenue growth of approximately 10-15%.

•
Net income (loss) per share for the full year 2009 is expected to be in the range of $(0.07) to $0.01.  Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.15 to $0.23.

•
For the first quarter of 2009, revenue is expected to be in the range of $36 to $37 million.  First quarter net loss per share is expected to be in the range of $(0.03) to $(0.01).  First quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.02 to $0.04.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (877) 675-4753, or outside the U.S. (719) 325-4875, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT February 4, 2009 and 10:00 p.m. MT March 10, 2009 by calling (888) 203-1112 or (719) 457-0820, with passcode 4119951. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies
RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; and our ability to expand, retain and motivate our employees.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	Dec 31,	Dec 31,
	2008	2007
Assets
Cash and cash equivalents	$51,405	$43,681
Short-term investments	34,412	52,644
Accounts receivable	36,770	29,480
Term receivables, current	5,752	13,069
Allowance for doubtful accounts	(2,277)	(1,918)
Net receivables	40,245	40,631
Deferred commissions	5,381	3,336
Prepaid and other current assets	2,150	2,643
Total current assets	133,593	142,935

Long-term investments	4,963	--
Property and equipment, net	10,141	10,856
Term receivables, non-current	3,547	9,859
Intangible assets, net	6,399	7,996
Deferred commissions, non-current	2,840	1,680
Other	854	460
Total Assets	$162,337	$173,786

Liabilities and Stockholders’ Equity
Accounts payable	$5,058	$4,386
Commissions and bonuses payable	5,665	5,044
Other accrued liabilities	11,165	11,404
Current portion of long-term debt	46	43
Current portion of deferred revenue	77,584	76,995
Total current liabilities	99,518	97,872

Long-term debt, less current portion	22	68
Deferred revenue, net of current portion	35,614	37,665

Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	102,662	95,377
Treasury stock, at cost	(13,209)	--
Accumulated other comprehensive income (loss)	1,916	(292)
Accumulated deficit	(64,220)	(56,937)
Total stockholders’ equity	27,183	38,181
Total Liabilities and Stockholders’ Equity	$162,337	$173,786

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue:
Software, hosting and support
Recurring*	$26,476	$23,541	$102,264	$84,920
Perpetual	15	564	312	2,063
Professional services	9,588	6,559	37,859	25,094
Total revenue	36,079	30,664	140,435	112,077

Cost of revenue:
Software, hosting and support	5,014	4,848	20,397	18,411
Professional services	7,212	6,138	30,440	22,012
Total cost of revenue	12,226	10,986	50,837	40,423

Gross profit	23,853	19,678	89,598	71,654

Operating expenses:
Sales and marketing	16,294	17,087	67,628	65,118
Research and development	4,628	4,137	18,292	17,084
General and administrative	2,994	2,782	13,615	11,500
Total operating expenses	23,916	24,006	99,535	93,702

Loss from operations	(63)	(4,328)	(9,937)	(22,048)

Interest and other income, net	687	966	2,696	3,683

Income (loss) before income taxes	624	(3,362)	(7,241)	(18,365)
Benefit (provision) for income taxes	68	48	(42)	(276)
Net income (loss)	$692	$(3,314)	$(7,283)	$(18,641)

Net income (loss) per share:
Basic	$0.02	$(0.10)	$(0.22)	$(0.56)
Diluted	$0.02	$(0.10)	$(0.22)	$(0.56)

Shares used in the computation:
Basic	32,692	33,371	33,362	33,078
Diluted	33,204	33,371	33,362	33,078

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$80	$67	$323	$288
Cost of professional services	162	156	638	647
Sales and marketing	583	333	2,454	2,264
Research and development	240	206	969	887
General and administrative	265	208	1,641	1,385
Total stock-based compensation	$1,330	$970	$6,025	$5,471

*	Recurring revenue includes software, hosting and support revenue from term license and subscription agreements, and post contract support services.

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating activities:
Net income (loss)	$692	$(3,314)	$(7,283)	$(18,641)
Non-cash adjustments:
Depreciation and amortization	1,905	1,842	7,771	7,266
Stock-based compensation	1,330	970	6,025	5,471
Provision for losses on accounts receivable	33	39	212	384
Changes in operating accounts:
Receivables	(7,878)	(3,032)	4,774	27,552
Prepaid and other current assets	553	743	(101)	(226)
Deferred commissions	(1,453)	(1,886)	(3,623)	(4,803)
Accounts payable	(166)	147	895	(45)
Commissions and bonuses payable	1,545	2,176	930	957
Other accrued liabilities	(554)	894	462	3,733
Deferred revenue	7,168	8,407	4,169	(606)
Other	635	132	493	(8)
Cash provided by operating activities	3,810	7,118	14,724	21,034

Investing activities:
Net change in investments	12,435	4,179	13,431	(13,517)
Acquisition of property and equipment	(1,427)	(2,436)	(5,771)	(7,297)
Other	4	17	(21)	55
Cash provided (used) by investing activities	11,012	1,760	7,639	(20,759)

Financing activities:
Proceeds from issuance of common stock	130	1,967	1,396	3,654
Common stock repurchase	(13,209)	--	(13,209)
Excess tax benefit of stock options exercised	(135)	(45)	(135)	183
Payments on long-term debt	(10)	(11)	(43)	(36)
Cash provided (used) by financing activities	(13,224)	1,911	(11,991)	3,801

Effect of foreign exchange rates on cash and
cash equivalents	(1,338)	(217)	(2,648)	397

Increase in cash and cash equivalents	260	10,572	7,724	4,473

Cash and cash equivalents at beginning of period	51,145	33,109	43,681	39,208
Cash and cash equivalents at end of period	$51,405	$43,681	$51,405	$43,681

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss) as reported	$692	$(3,314)	$(7,283)	$(18,641)
Add stock-based compensation (“SBC”)	1,330	970	6,025	5,471
Net income (loss) before SBC	$2,022	$(2,344)	$(1,258)	$(13,170)

Net income (loss) per share, as reported (basic and diluted)	$0.02	$(0.10)	$(0.22)	$(0.56)
Net income (loss) per share, before SBC (basic and diluted)	$0.06	$(0.07)	$(0.04)	$(0.40)

Shares outstanding (basic), as reported	32,692	33,371	33,362	33,078
Shares outstanding (diluted), as reported	33,204	33,371	33,362	33,078

Forward-Looking Guidance Reconciliation
	GAAP Guidance					Non-GAAP Guidance
First quarter ending January 31, 2009	From	To		Adjustment		From	To
Net income (loss)	$(900)		$(200)	$1,400 [a	]	$500	$1,200
Net income (loss) per share	$(0.03)	$	(0.01)			$0.02	$0.04
Shares	32,000		32,000			32,700	32,700

Year ending December 31, 2009
Net income (loss)	$(2,400)		$400	$7,300 [a	]	$4,900	$7,700
Net income (loss) per share	$(0.07)		$0.01			$0.15	$0.23
Shares	32,200		32,900			32,900	32,900

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures
Non-GAAP net income (loss) and diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income (loss) and net income (loss) per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income (loss) and net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income (loss) and GAAP net income (loss) per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and
•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income (loss) and net income (loss) per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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